Exhibit 99.1

News Release

For immediate release:

Contact:	(Investors)	(Media)
	Jerry Richards	Anna Torma
	509.835.1521	509.835.1558

PotlatchDeltic Corporation Reports Fourth Quarter and Full Year 2019 Results

SPOKANE, Wash., February 3, 2020 (GLOBE NEWSWIRE) – PotlatchDeltic Corporation (Nasdaq:PCH) today reported net income of $11.4 million, or $0.17 per diluted share, on revenues of $203.5 million for the quarter ended December 31, 2019. Net income was $1.8 million, or $0.03 per diluted share, on revenues of $217.3 million for the quarter ended December 31, 2018. Excluding after-tax special items consisting of Deltic merger-related costs, adjusted net income was $2.7 million, or $0.04 per diluted share for the fourth quarter of 2018.

Net income for the full year 2019 was $55.7 million, or $0.82 per diluted share, on revenues of $827.1 million. Excluding after-tax special items consisting of a gain on the sale of legacy Deltic MDF facility and loss on the extinguishment of debt, adjusted net income was $54.4 million, or $0.80 per diluted share for 2019. Net income was $122.9 million, or $1.99 per diluted share, on revenues of $974.6 million for the full year 2018. Excluding after-tax special items, consisting primarily of a tax benefit related to contributions made to our qualified pension plans and Deltic merger-related costs, adjusted net income was $141.4 million, or $2.28 per diluted share for 2018.

2019 Highlights

•	Generated $178.9 million of Total Adjusted EBITDDA and Adjusted EBITDDA margin of 22% in 2019
•	Repurchased $25.2 million of shares in 2019 at an average of $36.65/share
•	Refinanced $190 million of debt during 2019, lowering weighted average interest rate 80 basis points
•	Sold legacy Deltic MDF facility for $92 million in Q1 2019
•	Completed $19.6 million rural land sale of former Deltic timberlands for $11,000 per acre in Q2 2019

"2019 was an active year marked by particularly strong performance by our Real Estate business," said Mike Covey, chairman and chief executive officer.  "Real Estate generated EBITDDA of $63 million this year, including the sale of former Deltic timberlands for $11,000 per acre.  We also returned cash of $133 million to shareholders, sold the legacy Deltic MDF facility and completed an elevated capital expenditure program in our mills in 2019.  Our balance sheet remains strong, providing flexibility to continue growing shareholder value," stated Mr. Covey.

Financial Highlights

(in millions, except per share data - unaudited)	Q4 2019	Q3 2019	Q4 2018
Revenues	$203.5	$226.3	$217.3
Net income	$11.4	$20.6	$1.8
Weighted average shares outstanding, diluted (in thousands)	67,695	67,545	68,110
Net income per diluted share	$0.17	$0.30	$0.03

Adjusted net income	$11.4	$20.6	$2.7
Adjusted net income per diluted share	$0.17	$0.30	$0.04

Adjusted EBITDDA	$46.6	$55.0	$36.4
Distributions per share	$0.40	$0.40	$3.94
Net cash from operations	$33.6	$37.9	$30.5
Cash and cash equivalents	$83.3	$94.7	$76.6

Business Performance: Q4 2019 vs. Q3 2019

Timberlands

Fourth Quarter 2019 Highlights

•	Timberlands Adjusted EBITDDA decreased $5.0 million from Q3 2019 levels
•	Northern harvest volumes were seasonally lower
•	Northern sawlog prices decreased 4%, mostly the effect of seasonally heavier logs
•	Southern sawlog prices decreased 7% due to seasonally lower hardwood volumes and normalization of pine prices
•	Decreased log & haul costs driven by lower Northern harvest volumes and seasonally lower rates

(in millions - unaudited)	Q4 2019	Q3 2019	$ Change
Segment Revenues	$88.8	$98.8	$(10.0)

Adjusted EBITDDA	$38.0	$43.0	$(5.0)

Wood Products

Fourth Quarter 2019 Highlights

•	Wood Products Adjusted EBITDDA decreased $4.1 million from Q3 2019 levels
•	Average lumber prices were up slightly in Q4 2019
•	Lumber production was lower in Q4 2019, which negatively affected fixed cost absorption
•	Log costs increased due to higher index pricing in Idaho

(in millions - unaudited)	Q4 2019	Q3 2019	$ Change
Segment Revenues	$126.4	$143.7	$(17.3)

Adjusted EBITDDA	$1.8	$5.9	$(4.1)

Real Estate

Fourth Quarter 2019 Highlights

•	Real Estate Adjusted EBITDDA decreased $0.7 million as a decline in rural land sales was mostly offset by increased commercial land sales
•	Sold 55 residential lots at an average $70,000/lot in Q4 2019
•	Completed sale of 32 acres of commercial land for $200,000/acre in Q4 2019

(in millions - unaudited)	Q4 2019	Q3 2019	$ Change
Segment Revenues	$17.4	$18.9	$(1.5)

Adjusted EBITDDA	$14.0	$14.7	$(0.7)

Outlook

“We are encouraged by the increased pace of U.S. housing starts during the second half of 2019 along with robust levels of housing permits and homebuilder order files entering 2020.  We expect this to translate into stronger demand and higher prices for lumber this year, which is meaningful given our leverage to lumber prices.  During 2020, we expect to harvest approximately 6 million tons in our Timberlands segment, ship over 1.1 billion board feet of lumber, and sell 20,000 to 25,000 rural acres and approximately 140 residential lots in our Real Estate segment,” stated Mr. Covey.

Non-GAAP Measures

This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP.

Management uses Adjusted EBITDDA to evaluate the performance of the company. This is a non-GAAP measure that represents EBITDDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses.

Adjusted Net Income and Adjusted Net Income Per Diluted Share are non-GAAP measures that represent GAAP net income and GAAP net earnings per diluted share before certain items that impact the ability of investors, securities analysts and other interested parties to compare the performance of our business, either period-over-period or with other businesses.

Reconciliations to GAAP are set forth in the accompanying schedules.

Conference Call Information

A live conference call and webcast will be held Tuesday, February 4, 2020, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time). Investors may access the webcast at www.potlatchdeltic.com by clicking on the Investors link or by conference call at 1-877-823-6919 for U.S./Canada and 1-647-689-5576 for international callers. Participants will be asked to provide conference I.D. number 1553635. Supplemental materials that will be discussed during the call are available on the website.

A replay of the conference call will be available two hours following the call until February 11, 2020 by calling

1-800-585-8367 for U.S./Canada or 1-416-621-4642 for international callers. Callers must enter conference I.D. number 1553635 to access the replay.

About PotlatchDeltic

PotlatchDeltic (NASDAQ:PCH) is a leading Real Estate Investment Trust (REIT) that owns nearly 1.9 million acres of timberlands in Alabama, Arkansas, Idaho, Louisiana, Minnesota and Mississippi. Through its taxable REIT subsidiary, the company also operates six sawmills, an industrial-grade plywood mill, a residential and commercial real estate development business and a rural timberland sales program. PotlatchDeltic, a leader in sustainable forest practices, is dedicated to long-term stewardship and sustainable management of its timber resources. More information can be found at www.potlatchdeltic.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including without limitation, our expectations regarding the U.S. housing market and repair and remodel market; U.S. housing starts; lumber demand, pricing, revenues, costs and expenses; lumber shipments; expected timber harvest volumes; real estate sales; the direction of our business markets; business conditions; and similar matters. Words such as “anticipate,” “expect,” “will,” “intend,” “plan,” “target,” “project,” “believe,” “seek,” “schedule,” “estimate,” “could,” “can,” “may,” and similar expressions are intended to identify such forward-looking statements.  You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about PotlatchDeltic. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond PotlatchDeltic’s control, including the U.S. housing market; changes in timberland values; changes in timber harvest levels on the company's lands; changes in timber prices; changes in policy regarding governmental timber sales; availability of logging contractors and shipping capacity; changes in the United States and international economies; changes in interest rates; changes in the level of construction activity; changes in Asia demand; changes in tariffs, quotas and trade agreements involving wood products; currency fluctuation; changes in demand for our products and real estate; changes in production and production capacity in the forest products industry; competitive pricing pressures for our products; unanticipated manufacturing disruptions; changes in general and industry-specific environmental laws and regulations; unforeseen environmental liabilities or expenditures; weather conditions; restrictions on harvesting due to fire danger; changes in raw material, fuel and other costs; transportation disruptions; share price; the successful execution of the company’s strategic plans; the company’s ability to meet expectations; and the other factors described in PotlatchDeltic’s Annual Report on Form 10-K and in the company’s other filings with the SEC. PotlatchDeltic assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.

PotlatchDeltic Corporation

Consolidated Statements of Income

Unaudited

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(in thousands, except per share amounts)	2019	2019	2018	2019	2018
Revenues	$203,499	$226,302	$217,250	$827,098	$974,579
Costs and expenses:
Cost of goods sold	169,544	182,634	192,000	682,066	707,645
Selling, general and administrative expenses	13,931	12,472	14,412	57,925	59,861
Gain on sale of facility	—	—	—	(9,176)	—
Deltic merger-related costs	—	—	874	—	22,119
	183,475	195,106	207,286	730,815	789,625
Operating income	20,024	31,196	9,964	96,283	184,954
Interest expense, net	(8,540)	(8,475)	(10,102)	(30,361)	(35,227)
Loss on extinguishment of debt	—	—	—	(5,512)	—
Non-operating pension and other postretirement costs	(935)	(935)	(1,941)	(3,739)	(7,648)
Income (loss) before income taxes	10,549	21,786	(2,079)	56,671	142,079
Income taxes	850	(1,221)	3,878	(1,010)	(19,199)
Net income	$11,399	$20,565	$1,799	$55,661	$122,880

Net income per share:
Basic	$0.17	$0.30	$0.03	$0.82	$2.03
Diluted	$0.17	$0.30	$0.03	$0.82	$1.99
Regular dividends per share	$0.40	$0.40	$0.40	$1.60	$1.60
Special distribution per share[1]	$—	$—	$3.54	$—	$3.54
Weighted-average shares outstanding (in thousands):
Basic	67,476	67,446	65,486	67,608	60,534
Diluted	67,695	67,545	68,110	67,743	61,814

1 Deltic earnings and profit special distribution of $222 million, paid on November 15, 2018.

PotlatchDeltic Corporation

Consolidated Balance Sheets

Unaudited

	At December 31,
(in thousands, except per share amounts)	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$83,310	$76,639
Customer receivables, net	14,167	21,405
Inventories, net	65,781	60,805
Other current assets	20,183	22,675
Assets held for sale	—	80,674
Total current assets	183,441	262,198
Property, plant and equipment, net	286,383	272,193
Investment in real estate held for development and sale	74,233	79,537
Timber and timberlands, net	1,638,663	1,672,815
Intangible assets, net	17,049	17,828
Other long-term assets	35,290	21,281
Total assets	$2,235,059	$2,325,852

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$60,577	$60,993
Current portion of long-term debt	45,974	39,973
Current portion of pension and other postretirement employee benefits	6,701	5,997
Liabilities held for sale	—	29,321
Total current liabilities	113,252	136,284
Long-term debt	710,495	715,391
Pension and other postretirement employee benefits	115,463	110,659
Deferred tax liabilities, net	20,165	32,009
Other long-term obligations	48,853	16,730
Total liabilities	1,008,228	1,011,073
Commitments and contingencies
Stockholders’ equity:
Common stock, $1 par value	67,221	67,570
Additional paid-in capital	1,666,299	1,659,031
Accumulated deficit	(359,330)	(282,391)
Accumulated other comprehensive loss	(147,359)	(129,431)
Total stockholders’ equity	1,226,831	1,314,779
Total liabilities and stockholders' equity	$2,235,059	$2,325,852

PotlatchDeltic Corporation

Consolidated Statements of Cash Flows

Unaudited

	Three Months Ended			Year Ended
(in thousands)	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$11,399	$20,565	$1,799	$55,661	$122,880
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, depletion and amortization	19,516	19,178	19,476	72,105	73,161
Basis of real estate sold	6,343	5,228	6,025	20,554	16,698
Gain on sale of facility	—	—	—	(9,176)	—
Loss on extinguishment of debt	—	—	—	5,512	—
Change in deferred taxes	5,898	295	(1,718)	(11,045)	12,161
Employee benefit plans	2,970	2,970	4,222	11,877	16,443
Equity-based compensation expense	1,910	1,913	1,688	7,272	8,206
Other, net	368	(764)	—	(2,324)	(1,221)
Change in:
Receivables, net	13,047	(2,735)	17,893	7,238	2,822
Inventories, net	(11,579)	(81)	5,595	(3,519)	273
Other assets	5,648	(4,444)	(5,739)	5,305	(3,996)
Accounts payable and accrued liabilities	(20,231)	(1,620)	(12,992)	(11,415)	(5,212)
Other liabilities	934	135	(2,135)	3,955	(692)
Real estate development expenditures	(1,516)	(1,257)	(1,968)	(7,254)	(5,049)
Funding of pension and other postretirement employee benefits	(1,066)	(1,477)	(1,621)	(5,678)	(57,580)
Net cash provided by operating activities	33,641	37,906	30,525	139,068	178,894

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(13,557)	(10,094)	(11,384)	(39,153)	(29,880)
Timberlands reforestation and roads	(4,426)	(5,079)	(4,914)	(17,695)	(17,378)
Acquisition of timber and timberlands	(348)	—	(4,712)	(626)	(4,877)
Proceeds on sale of facility	—	—	—	58,793	—
Cash and cash equivalents acquired in merger	—	—	—	—	3,419
Transfer from company owned life insurance (COLI)	977	191	226	1,968	1,796
Transfer to COLI	(569)	(124)	(114)	(1,148)	(1,027)
Other, net	253	2,037	41	2,378	38
Net cash (used in) provided by investing activities	(17,670)	(13,069)	(20,857)	4,517	(47,909)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to common stockholders	(26,888)	(26,888)	(71,462)	(107,722)	(146,768)
Repurchase of common stock	—	—	—	(25,173)	—
Proceeds from Potlatch revolving line of credit	—	—	—	—	100,000
Repayment of Potlatch revolving line of credit	—	—	—	—	(100,000)
Repayment of Deltic revolving line of credit	—	—	—	—	(106,000)
Proceeds from long-term debt	40,000	—	—	190,000	100,000
Repayment of long-term debt	(40,000)	—	—	(190,000)	(14,250)
Premiums and fees on debt retirement	—	—	—	(4,865)	—
Other, net	(619)	(129)	(8)	(1,012)	(4,983)
Net cash used in financing activities	(27,507)	(27,017)	(71,470)	(138,772)	(172,001)
Change in cash, cash equivalents and restricted cash	(11,536)	(2,180)	(61,802)	4,813	(41,016)
Cash, cash equivalents and restricted cash at beginning of period	95,790	97,970	141,243	79,441	120,457
Cash, cash equivalents and restricted cash at end of period	$84,254	$95,790	$79,441	$84,254	$79,441

PotlatchDeltic Corporation

Segment Information

Unaudited

	Three months ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(in thousands)	2019	2019	2018	2019	2018
Revenues
Timberlands	$88,845	$98,809	$74,512	$322,693	$354,950
Wood Products	126,429	143,643	148,506	540,408	680,931
Real Estate	17,413	18,863	16,347	78,872	54,566
	232,687	261,315	239,365	941,973	1,090,447
Intersegment Timberlands revenues	(29,188)	(35,013)	(22,115)	(114,875)	(115,868)
Consolidated revenues	$203,499	$226,302	$217,250	$827,098	$974,579

Adjusted EBITDDA[1]
Timberlands	$38,010	$42,996	$29,766	$133,987	$169,834
Wood Products	1,843	5,903	3,621	12,901	130,583
Real Estate	13,953	14,678	12,535	62,650	40,304
Corporate	(9,327)	(6,930)	(8,816)	(36,257)	(37,785)
Eliminations and adjustments	2,120	(1,635)	(663)	5,662	(5,743)
Total Adjusted EBITDDA	46,599	55,012	36,443	178,943	297,193
Basis of real estate sold	(6,343)	(5,228)	(6,025)	(20,554)	(16,698)
Depreciation, depletion and amortization	(19,107)	(18,786)	(18,866)	(70,417)	(70,848)
Interest expense, net	(8,540)	(8,475)	(10,102)	(30,361)	(35,227)
Loss on extinguishment of debt	—	—	—	(5,512)	—
Non-operating pension and other postretirement employee benefits	(935)	(935)	(1,941)	(3,739)	(7,648)
(Loss) gain on fixed assets	(1,125)	198	(714)	(865)	(725)
Gain on sale of facility	—	—	—	9,176	—
Inventory purchase price adjustment in cost of goods sold	—	—	—	—	(1,849)
Deltic merger-related costs	—	—	(874)	—	(22,119)
Income (loss) before income taxes	$10,549	$21,786	$(2,079)	$56,671	$142,079

Depreciation, depletion and amortization
Timberlands	$13,240	$12,627	$12,227	$46,601	$48,201
Wood Products	5,393	5,763	6,166	22,059	21,416
Real Estate	170	152	220	678	418
Corporate	304	244	253	1,079	813
	19,107	18,786	18,866	70,417	70,848
Bond discounts and deferred loan fees[2]	409	392	610	1,688	2,313
Total depreciation, depletion and amortization	$19,516	$19,178	$19,476	$72,105	$73,161

Basis of real estate sold
Real Estate	$6,423	$5,283	$6,068	$20,749	$16,954
Eliminations and adjustments	(80)	(55)	(43)	(195)	(256)
Total basis of real estate sold	$6,343	$5,228	$6,025	$20,554	$16,698

[1]	Management uses Adjusted EBITDDA to evaluate company and segment performance. See the reconciliation of Total Adjusted EBITDDA on page 9, Reconciliations.
[2]	Bond discounts and deferred loan fees are included in interest expense, net in the Consolidated Statements of Income.

PotlatchDeltic Corporation

Reconciliations

Unaudited

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,
(in thousands, except per share amounts)	2019	2019	2018	2019	2018
Adjusted EBITDDA
Net income (GAAP)	$11,399	$20,565	$1,799	$55,661	$122,880
Interest, net	8,540	8,475	10,102	30,361	35,227
Income taxes	(850)	1,221	(3,878)	1,010	19,199
Depreciation, depletion and amortization	19,107	18,786	18,866	70,417	70,848
Basis of real estate sold	6,343	5,228	6,025	20,554	16,698
Loss on extinguishment of debt	—	—	—	5,512	—
Non-operating pension and other postretirement benefit costs	935	935	1,941	3,739	7,648
Deltic merger-related costs	—	—	874	—	22,119
Gain on sale of facility	—	—	—	(9,176)	—
Inventory purchase price adjustment in cost of goods sold	—	—	—	—	1,849
(Gain) loss on fixed assets	1,125	(198)	714	865	725
Adjusted EBITDDA	$46,599	$55,012	$36,443	$178,943	$297,193

Adjusted net income
Net income (GAAP)	$11,399	$20,565	$1,799	$55,661	$122,880
Special items:
Loss on extinguishment of debt	—	—	—	5,512	—
Gain on sale of facility, after tax	—	—	—	(6,790)	—
Deltic merger-related costs	—	—	874	—	22,119
Inventory purchase price adjustment in cost of goods sold, after tax	—	—	—	—	1,368
Tax adjustments[1]	—	—	—	—	(5,015)
Adjusted net income	$11,399	$20,565	$2,673	$54,383	$141,352

Adjusted net income per diluted share
Net income per diluted share (GAAP)	$0.17	$0.30	$0.03	$0.82	$1.99
Special items:
Loss on extinguishment of debt	—	—	—	0.08	—
Gain on sale of facility, after tax	.	—	—	(0.10)	—
Deltic merger-related costs	—	—	0.01	—	0.36
Inventory purchase price adjustment in cost of goods sold, after tax	—	—	—	—	0.02
Tax adjustments[1]	—	—	—	—	(0.09)
Adjusted net income per diluted share	$0.17	$0.30	$0.04	$0.80	$2.28

[1]	During the third quarter of 2018, we recorded a tax benefit primarily related to deducting contributions to our qualified pension plans at the higher 2017 income tax rate.